Exhibit 10.15

Lock-Up Agreement

[ _____ ], 2022

Second Sight Medical Products, Inc.
13170 Telfair Avenue
Sylmar, California 91342
Attention Scott Dunbar, Acting Chief Executive Officer

Ladies and Gentlemen:

In connection with Section 7.7 of that certain Agreement and Plan of Merger among Second Sight Medical Products, Inc. (“SSMP”) and Nano Precision Medical Inc. (NPM”), dated as of February 4, 2022 (“Merger Agreement”) which provides in relevant part that, as a condition to SSMP’s obligations to consummate the merger pursuant to the terms of the Merger Agreement (the “Merger”), SSMP shall have received from each officer and director of NPM and each holder of ten percent (10%) or more of the issued and outstanding shares of NPM common stock as of immediately prior to Closing (as defined in the Merger Agreement) (calculated on a fully-diluted, as-converted-to-common basis) a duly executed lockup agreement, for a period of not more than 180 days after the Closing, provided that the lockup agreements of Aaron Mendelsohn and Dean Baker each will exclude 30,000 shares of NPM common stock (or equivalent amount of Merger Shares, as defined in Exhibit A to the Merger Agreement), the undersigned hereby agrees that the undersigned will not, during the period commencing on the Closing Date (as defined in Section 1.3 of the Merger Agreement) and ending 180 days thereafter (the “Lock-Up Period”): (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Merger Shares, or any securities convertible into or exercisable or exchangeable for Merger Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of SSMP in connection with (a) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); or (b) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to SSMP a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act, as amended (“Exchange Act”), shall be voluntarily made. Should the undersigned be required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Merger Shares or any securities convertible into or exercisable or exchangeable for Merger Shares by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and that such transfer is being made as a gift or by will or intestacy, as the case may be.

The undersigned also agrees and consents to the entry of stop transfer instructions with the SSMP’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the 180th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the SSMP and will not consummate any such transaction or take any such action unless it has received written confirmation from the SSMP that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Merger Shares, as applicable; provided that the undersigned does not transfer the Merger Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement.

The undersigned understands that SSMP is relying upon this lock-up agreement in proceeding toward consummation of the Merger. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Second Sight Medical Products, Inc.

By:
Name:
Title:

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

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